UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 28, 2018
The Ensign Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33757	33-0861263

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

27101 Puerta Real, Suite 450, Mission Viejo, CA		92691

(Address of principal executive offices)		(Zip Code)
Registrant's telephone number, including area code: (949) 487-9500
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective November 28, 2018, the Board of Directors (the “Board”) of The Ensign Group, Inc. (the “Company”) appointed Dr. Ann Scott Blouin to fill the vacancy created by the resignation of, Malene Davis on August 4, 2018. Dr. Blouin recently retired from her position as Executive Vice President of Customer Relations at The Joint Commission where she provided leadership in aligning the strategic and operating goals of the organization with its client base. With more than 30 years of health care administration, consulting and clinical nursing experience, Dr. Blouin has held key senior leadership positions at community teaching hospitals and academic medical centers. While serving in key leadership roles with the consulting firms of Deloitte, Ernst & Young, Cap Gemini and Huron Consulting Group, she worked with multiple health systems across the United States and Canada to help them improve operating cost efficiency and effectiveness, revenue management, care coordination, and quality and patient safety. Dr. Blouin is currently serving as President of PSQ Advisory, working with the board and senior leadership to deliver strategic guidance to America's health systems. In addition, Dr. Blouin also serves on the Institute for Healthcare Improvement Board of Directors and as an editorial advisor for the Journal of Nursing Administration and American Nurse Today. Dr. Blouin earned her Doctor of Philosophy (PhD) in Nursing Sciences and Masters Degrees in Business Administration (MBA) from the University of Illinois at Chicago. Dr. Blouin received her Master of Science in Nursing (MSN) from Loyola University of Chicago, and Bachelor of Science in Nursing (BSN) from Lewis University in Romeoville, Illinois.

Dr. Blouin’s appointment to the Board was made at the recommendation of the Nomination and Corporate Governance Committee, which anticipates appointing Dr. Blouin to certain committees of the board at their next scheduled meeting.

Dr. Blouin's compensation for her services as a director will be consistent with that of the Company’s other non-employee directors, as described in the Company’s proxy statement for its 2018 annual meeting of stockholders filed with the Securities and Exchange Commission on April 12, 2018. There are no arrangements or understandings between Dr. Blouin and any other persons pursuant to which Dr. Blouin was selected as a director, and there are no transactions in which Dr. Blouin has an interest requiring disclosure under Item 404(a) of Regulation S-K.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 29, 2018	THE ENSIGN GROUP, INC.
	By:	/s/ Suzanne D. Snapper
Suzanne D. Snapper
Chief Financial Officer